                                                          Exhibit 99.1

CONTACT:   Thor Erickson – Investor Relations
          +1 (678) 260-3110
      Fred Roselli – Media Relations
          +1 (678) 260-3421
      Lauren Sayeski – European Media Relations
          +44 (0) 7976 113 674

COCA-COLA ENTERPRISES, INC.
REPORTS SECOND-QUARTER 2012 RESULTS

•	Second-quarter diluted earnings per share totaled 67 cents on a reported basis or 73 cents on a comparable basis.

•
Net sales were $2.2 billion, down 8½ percent on a reported basis, flat on a currency neutral basis, and down 2 percent on a currency neutral basis excluding the impact of the French excise tax increase.

•	Operating income was $301 million on a reported basis and $328 million on a comparable basis; comparable operating income was down 11 percent, and down 2 percent on a currency neutral basis.

•	Second-quarter volume declined 6 percent reflecting the impact of unfavorable weather, the French excise tax increase, and prior year growth hurdles.

•	CCE now expects to repurchase at least $600 million of its shares by the end of 2012.

•	CCE expects full-year 2012 comparable diluted earnings per share in a range of $2.18 to $2.24, including a negative currency impact of approximately 10 percent at recent rates.

ATLANTA, July 23, 2012 – Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported second-quarter 2012 diluted earnings per share of 67 cents on a reported basis and 73 cents on a comparable basis. Reported operating income for the quarter totaled $301 million; comparable operating income totaled $328 million, down 11 percent on a comparable basis and down 2 percent on a comparable and currency neutral basis versus second-quarter 2011 results. Currency translation negatively affected second-quarter 2012 earnings per diluted share by 8 cents, or 10½ percent. Items affecting comparability and other pro forma adjustments are detailed on pages 11 through 15 of this release.

Second-quarter net sales totaled $2.2 billion, a decline of 8½ percent from the same quarter a year ago, flat on a currency neutral basis, and down 2 percent on a currency neutral basis excluding the impact of the French excise tax increase.

“As we face a unique combination of unfavorable weather and ongoing marketplace challenges, we continue to closely manage each element of the business to drive results and deliver against our objectives,” said John F. Brock, chairman and chief executive officer. “By executing against our strong sales and operating plans, controlling costs, and leveraging our strong balance sheet, we remain confident in our ability to create increasing value for our customers, and importantly, for our shareowners.”

Operating Review
Total second-quarter volume declined 6 percent, reflecting unfavorable weather, the impact of the French excise tax increase, and prior year hurdles. Despite unfavorable weather throughout the second quarter, there was sequential improvement in volume growth late in the quarter. Declines were consistent in both the sparkling and still categories. Energy continued to achieve growth, up 16 percent, and Coke Zero grew 2½ percent. Total volume in Great Britain declined 4½ percent, while volume in continental Europe (including Norway and Sweden) declined 7 percent.

Second-quarter net pricing per case grew 6½ percent and cost of sales per case grew 6½ percent, both including the impact of the French excise tax increase. Excluding the impact of the French excise tax increase, net pricing per case increased 4 percent, and cost of sales per case increased 3 percent. Operating expenses were essentially flat, reflecting timing of market initiatives offset by continued expense control and volume declines. These figures are comparable and currency neutral.

“The challenges of the second quarter demonstrate the importance of our commitment to outstanding day-to-day execution, exceptional customer service, and sustained cost control efforts,” said Hubert Patricot, executive vice president and president, European Group. “Maximizing these strengths is essential as we work to deliver our full-year objectives.

“Looking ahead, we will work to successfully execute our initiatives in support of the London Olympics and Paralympics, which remain a unique multi-year opportunity for CCE to build brands, enhance relationships with our customers, and demonstrate our world-class capabilities,” Mr. Patricot said. “We believe our support of the Olympics and Paralympics will prove an enduring, long-term benefit to our company and I am confident that everyone at CCE is fully prepared to make our Olympic effort a success.”

Share Repurchase
As previously announced, CCE began a new $1 billion share repurchase program in January 2012. During the second quarter, CCE repurchased $225 million of its shares and has repurchased $375 million year to date.

The current share repurchase program allows for a total repurchase of $1 billion, and as previously disclosed, is capped at a total of 65 million shares, including the prior repurchase program completed in 2011. Through the second-quarter 2012, CCE has repurchased 51.5 million shares under both programs. CCE now expects to repurchase at least $600 million of its shares by the end of 2012 subject to the cumulative share cap of 65 million shares.  These plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.
Full-Year 2012 Outlook

For 2012, CCE expects comparable earnings per diluted share in a range of $2.18 to $2.24, including the negative impact of currency translation.  Based on recent rates, currency translation would decrease full-year and third-quarter earnings per diluted share approximately 10 percent and 12 percent, respectively. Net sales are expected to grow in a mid-single-digit range, with operating income growth in a mid-single-digit range. Our outlook for earnings per diluted share, net sales, and operating income include the impact of the French excise tax increase and is comparable.  Net sales and operating income guidance is also currency neutral.

Based on recent currency rates, the company now expects 2012 free cash flow in a range of $475 million to $500 million, with capital expenditures in a range of $375 million to $400 million.  Weighted average cost of debt is expected to be approximately 3 percent and the effective tax rate for 2012 is expected to be in a range of 26 percent to 28 percent.

Conference Call
CCE will host a conference call with investors and analysts today at 10 a.m. ET.  The call can be accessed through our website at www.cokecce.com.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and one of the world’s largest independent Coca-Cola bottlers.  CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.

# # #
Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the year ended December 31, 2011, and other SEC filings.

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; In Millions, Except Per Share Data)

	Second Quarter
	2012	2011
Net Sales	$2,208	$2,407
Cost of Sales	1,401	1,513
Gross Profit	807	894
Selling, Delivery, and Administrative Expenses	506	535
Operating Income	301	359
Interest Expense	23	20
Other Nonoperating Income (Expense)	2	(2)
Income Before Income Taxes	280	337
Income Tax Expense	75	91
Net Income	$205	$246
Basic Earnings Per Share	$0.68	$0.76
Diluted Earnings Per Share	$0.67	$0.74
Dividends Declared Per Share	$0.16	$0.13
Basic Weighted Average Shares Outstanding	298	323
Diluted Weighted Average Shares Outstanding	305	331

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; In Millions, Except Per Share Data)

	First Six Months
	2012	2011
Net Sales	$4,076	$4,251
Cost of Sales	2,613	2,696
Gross Profit	1,463	1,555
Selling, Delivery, and Administrative Expenses	991	1,032
Operating Income	472	523
Interest Expense	46	39
Other Nonoperating Income (Expense)	3	(3)
Income Before Income Taxes	429	481
Income Tax Expense	115	129
Net Income	$314	$352
Basic Earnings Per Share	$1.04	$1.08
Diluted Earnings Per Share	$1.02	$1.05
Dividends Declared Per Share	$0.32	$0.25
Basic Weighted Average Shares Outstanding	300	326
Diluted Weighted Average Shares Outstanding	308	335

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; In Millions)

	Second Quarter		First Six Months
	2012	2011	2012	2011
Net Income	$205	$246	$314	$352
Components of Other Comprehensive (Loss) Income:
Currency Translations	(130)	20	(8)	195
Net Investment Hedges, Net of Tax	13	(4)	8	(6)
Cash Flow Hedges, Net of Tax	(2)	7	(3)	24
Pension Plan Liability Adjustments, Net of Tax	4	2	7	3
Other Comprehensive (Loss) Income	(115)	25	4	216
Comprehensive Income	$90	$271	$318	$568

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	June 29,	December 31,
	2012	2011
ASSETS
Current:
Cash and cash equivalents	$422	$684
Trade accounts receivable, net	1,688	1,387
Amounts receivable from The Coca-Cola Company	66	64
Inventories	455	403
Other current assets	194	148
Total Current Assets	2,825	2,686
Property, plant, and equipment, net	2,163	2,230
Franchise license intangible assets, net	3,770	3,771
Goodwill	124	124
Other noncurrent assets	352	283
Total Assets	$9,234	$9,094
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,821	$1,716
Amounts payable to The Coca-Cola Company	132	116
Current portion of debt	396	16
Total Current Liabilities	2,349	1,848
Debt, less current portion	2,761	2,996
Other noncurrent liabilities	165	160
Noncurrent deferred income tax liabilities	1,195	1,191
Total Liabilities	6,470	6,195

SHAREOWNERS' EQUITY
Common stock	3	3
Additional paid-in capital	3,797	3,745
Reinvested earnings	855	638
Accumulated other comprehensive loss	(469)	(473)
Common stock in treasury, at cost	(1,422)	(1,014)
Total Shareowners' Equity	2,764	2,899
Total Liabilities and Shareowners' Equity	$9,234	$9,094

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; In Millions)

	First Six Months
	2012	2011
Cash Flows From Operating Activities:
Net income	$314	$352
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	170	161
Share-based compensation expense	20	23
Deferred income tax benefit	(22)	(37)
Pension expense less than contributions	(46)	(5)
Net change in assets and liabilities	(206)	(238)
Net cash derived from operating activities	230	256
Cash Flows From Investing Activities:
Capital asset investments	(183)	(181)
Capital asset disposals	13	-
Net cash used in investing activities	(170)	(181)
Cash Flows From Financing Activities:
Net change in commercial paper	166	24
Issuances of debt	-	400
Payments on debt	(10)	(7)
Shares repurchased under share repurchase program	(375)	(400)
Dividend payments on common stock	(95)	(81)
Net cash received from The Coca-Cola Company for transaction-related items	-	48
Other financing activities	(8)	8
Net cash used in financing activities	(322)	(8)
Net effect of currency exchange rate changes on cash and cash equivalents	-	16
Net Change In Cash and Cash Equivalents	(262)	83
Cash and Cash Equivalents at Beginning of Period	684	321
Cash and Cash Equivalents at End of Period	$422	$404

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME (a)
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	Second-Quarter 2012
	Net Sales	Cost of Sales	Gross Profit	Selling, Delivery, and Administrative Expenses	Operating Income	Interest Expense	Other Nonoperating Income	Income Before Income Tax	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$2,208	1,401	807	506	301	23	2	280	75	$205	$0.67
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	(7)	7	(6)	13	-	-	13	4	9	0.03
Restructuring Charges (d)	-	-	-	(14)	14	-	-	14	4	10	0.03
Comparable (non-GAAP)	$2,208	1,394	814	486	328	23	2	307	83	$224	$0.73
					Diluted Weighted Average Shares Outstanding						305

	Second-Quarter 2011
	Net Sales	Cost of Sales	Gross Profit	Selling, Delivery, and Administrative Expenses	Operating Income	Interest Expense	Other Nonoperating Expense	Income Before Income Tax	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$2,407	1,513	894	535	359	20	(2)	337	91	$246	$0.74
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	1	(1)	(4)	3	-	-	3	1	2	0.01
Restructuring Charges (d)	-	-	-	(1)	1	-	-	1	-	1	-
Tax Indemnification Charges (e)	-	-	-	(5)	5	-	-	5	1	4	0.01
Comparable (non-GAAP)	$2,407	1,514	893	525	368	20	(2)	346	93	$253	$0.76
					Diluted Weighted Average Shares Outstanding						331

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.  The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME (a)
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	First Six Months 2012
	Net Sales	Cost of Sales	Gross Profit	Selling, Delivery, and Administrative Expenses	Operating Income	Interest Expense	Other Nonoperating Income	Income Before Income Tax	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$4,076	2,613	1,463	991	472	46	3	429	115	$314	$1.02
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	(5)	5	(4)	9	-	-	9	3	6	0.02
Restructuring Charges (d)	-	-	-	(22)	22	-	-	22	6	16	0.05
Comparable (non-GAAP)	$4,076	2,608	1,468	965	503	46	3	460	124	$336	$1.09
						Diluted Weighted Average Shares Outstanding					308

	First Six Months 2011
	Net Sales	Cost of Sales	Gross Profit	Selling, Delivery, and Administrative Expenses	Operating Income	Interest Expense	Other Nonoperating Expense	Income Before Income Tax	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$4,251	2,696	1,555	1,032	523	39	(3)	481	129	$352	$1.05
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	1	(1)	1	(2)	-	-	(2)	-	(2)	-
Restructuring Charges (d)	-	-	-	(15)	15	-	-	15	4	11	0.03
Tax Indemnification Charges (e)	-	-	-	(5)	5	-	-	5	1	4	0.01
Comparable (non-GAAP)	$4,251	2,697	1,554	1,013	541	39	(3)	499	134	$365	$1.09
						Diluted Weighted Average Shares Outstanding					335

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT INCOME (a)
(Unaudited; In Millions)

	Second-Quarter 2012
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$350	(49)	$301
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	13	13
Restructuring Charges (d)	14	-	14
Comparable (non-GAAP)	$364	(36)	$328

	Second-Quarter 2011
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$408	(49)	$359
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	3	3
Restructuring Charges (d)	1	-	1
Tax Indemnification Charges (e)	-	5	5
Comparable (non-GAAP)	$409	(41)	$368

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT INCOME (a)
(Unaudited; In Millions)

	First Six Months 2012
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$557	(85)	$472
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	9	9
Restructuring Charges (d)	22	-	22
Comparable (non-GAAP)	$579	(76)	$503

	First Six Months 2011
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$608	(85)	$523
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	(2)	(2)
Restructuring Charges (d)	15	-	15
Tax Indemnification Charges (e)	-	5	5
Comparable (non-GAAP)	$623	(82)	$541

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited; In Millions, Except Percentages)

	Second-Quarter 2012 Change Versus Second-Quarter 2011	First Six Months 2012 Change Versus First Six Months 2011
Net Sales Per Case
Change in Net Sales per Case	(2.5)%	(0.5)%
Impact of Excluding Post Mix, Non-Trade, and Other	0.0%	(0.5)%
Impact of Currency Exchange Rate Changes	9.0%	6.5%
Bottle and Can Net Pricing Per Case
Including French Excise Tax Increase	6.5%	5.5%
Impact of French Excise Tax Increase	(2.5)%	(2.5)%
Comparable Currency-Neutral Bottle and Can
Net Pricing Per Case(a)	4.0%	3.0%

Cost of Sales Per Case
Change in Cost of Sales per Case	(2.5)%	0.0%
Impact of Excluding Post Mix, Non-Trade, and Other	0.0%	(0.5)%
Impact of Currency Exchange Rate Changes	9.0%	6.5%
Bottle and Can Cost of Sales Per Case
Including French Excise Tax Increase	6.5%	6.0%
Impact of French Excise Tax Increase	(3.5)%	(3.5)%
Comparable Currency-Neutral Bottle and Can
Cost of Sales Per Case(a)	3.0%	2.5%

Physical Case Bottle and Can Volume
Comparable Bottle and Can Volume(b)	(6.0)%	(3.5)%

	First Six Months
Reconciliation of Free Cash Flow (c)	2012	2011
Net Cash Derived From Operating Activities	$230	$256
Less: Capital Asset Investments	(183)	(181)
Add: Capital Asset Disposals	13	-
Free Cash Flow	$60	$75

	June 29, 2012	December 31, 2011
Reconciliation of Net Debt (d)
Current Portion of Third Party Debt	$396	$16
Debt, Less Current Portion	2,761	2,996
Less: Cash and Cash Equivalents	(422)	(684)
Net Debt	$2,735	$2,328

(a) The non-GAAP financial measures "Comparable Currency-Neutral Bottle and Can Net Pricing Per Case" and "Comparable Currency-Neutral Bottle and Can Cost of Sales per Case" are used to more clearly evaluate bottle and can pricing and cost trends in the marketplace. These measures exclude: (1) items not directly related to bottle and can pricing or cost; (2) currency exchange rate changes; and (3) the impact of the French excise tax increase effective January 1, 2012.
(b) The non-GAAP measure "Comparable Bottle and Can Volume" is used to analyze the performance of our business on a constant period basis. There were the same number of selling days in both the second quarter and first six months of 2012 and 2011.
(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.
(d) The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.